For additional information, contact:
Daniel Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2015 THIRD QUARTER RESULTS

PHOENIX, January 29, 2015 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months ended December 27, 2014 of its fiscal year 2015.
Financial highlights include the following:

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Net revenue for the third quarter of fiscal year 2015 was $146.9 million, up 6.2% from $138.3 million for the third quarter of fiscal year 2014. Net revenue for the first nine months of fiscal year 2015 was $425.4 million, up 5.8% from $402.1 million for the comparable prior year period.

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Income before income taxes was $10.6 million for the 2015 third fiscal quarter, a $2.1 million increase over $8.5 million reported in last year’s third fiscal quarter. Included in this quarter's results was a $1.3 million net gain on the sale of idle properties recorded in Other income, net. For the first nine months of fiscal year 2015, income before income taxes increased $6.9 million to $28.2 million versus $21.3 million during the same period last year.

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Net income attributable to Cavco stockholders was $6.6 million for the third quarter of fiscal year 2015, compared to $5.9 million reported in the same quarter of the prior year. For the first nine months of fiscal year 2015, net income attributable to Cavco stockholders was $17.9 million, compared to $12.0 million during the first nine months of the last fiscal year. Results for the first nine months of the prior fiscal year include a deduction of $2.5 million from net income attributable to redeemable noncontrolling interest, which was eliminated beginning in July 2013 in relation to the buyout of all redeemable noncontrolling interest, as previously reported.

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Net income per share attributable to Cavco stockholders for the third quarter of fiscal 2015, based on basic and diluted weighted average shares outstanding was $0.75 and $0.74, respectively, versus $0.67 and $0.66, respectively, for the prior year third fiscal quarter. Net income per share attributable to Cavco stockholders for the nine months ended December 27, 2014, based on basic and diluted weighted average shares outstanding was $2.02 and $1.98, respectively, versus $1.49 and $1.47, respectively, for the prior year nine month period.

Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "The Cavco team is pleased with the results this quarter, which improved mainly from an 8.1% growth in homes sold by our factory-built housing segment versus the same period last year. In addition, the financial services segment of our business recorded a 10.5% increase in net revenue from higher home loan and insurance policy sales volume compared to last year's third fiscal quarter."
"Another achievement for Cavco this quarter was to be recognized as thirteenth on Forbes® Magazine’s list of America's Best Small Companies 2014. We share this distinction with our many customers, shareholders, associates, suppliers and other constituents who are critical to the company’s ongoing success. We strive to ensure our daily activities will continue to merit such significant recognition," Mr. Stegmayer concluded.
Cavco's management will hold a conference call to review these results tomorrow, January 30, 2015, at 1:00 PM (Eastern Standard Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is a leading producer of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading builder of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate Fleetwood Homes, Palm Harbor, CountryPlace, Standard Casualty and any future acquisition or attain the anticipated benefits of such acquisition; the risk that past acquisitions and any future acquisition may adversely impact our liquidity; entry into new lines of business, namely manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses in certain prior periods can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2014 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 27, 2014	March 29, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$92,241	$72,949
Restricted cash, current	6,740	7,213
Accounts receivable, net	22,758	20,766
Short-term investments	8,914	8,289
Current portion of consumer loans receivable, net	24,431	19,893
Current portion of inventory finance notes receivable, net	2,693	2,941
Inventories	71,834	69,729
Assets held for sale	—	1,130
Prepaid expenses and other current assets	13,709	12,623
Deferred income taxes, current	8,898	12,313
Total current assets	252,218	227,846
Restricted cash	1,333	1,188
Investments	20,185	17,165
Consumer loans receivable, net	75,962	78,391
Inventory finance notes receivable, net	18,115	18,367
Property, plant and equipment, net	44,772	48,227
Goodwill and other intangibles, net	77,021	78,055
Total assets	$489,606	$469,239
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,837	$15,287
Accrued liabilities	75,323	73,519
Current portion of securitized financings and other	7,695	10,187
Total current liabilities	95,855	98,993
Securitized financings and other	59,922	59,865
Deferred income taxes	20,059	19,948
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,857,449 and 8,844,824 shares, respectively	89	88
Additional paid-in capital	237,587	232,081
Retained earnings	75,692	57,828
Accumulated other comprehensive income	402	436
Total stockholders' equity	313,770	290,433
Total liabilities and stockholders’ equity	$489,606	$469,239

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Net revenue	$146,932	$138,317	$425,411	$402,130
Cost of sales	115,131	106,748	330,295	311,279
Gross profit	31,801	31,569	95,116	90,851
Selling, general and administrative expenses	21,997	22,019	66,475	66,581
Income from operations	9,804	9,550	28,641	24,270
Interest expense	(1,095)	(1,219)	(3,432)	(3,671)
Other income, net	1,843	173	2,985	673
Income before income taxes	10,552	8,504	28,194	21,272
Income tax expense	(3,914)	(2,612)	(10,330)	(6,776)
Net income	6,638	5,892	17,864	14,496
Less: net income attributable to redeemable noncontrolling interest	—	—	—	2,468
Net income attributable to Cavco common stockholders	$6,638	$5,892	$17,864	$12,028

Comprehensive income:
Net income	$6,638	$5,892	$17,864	$14,496
Unrealized loss on available-for-sale securities, net of tax	(100)	(4)	(34)	(190)
Comprehensive income	6,538	5,888	17,830	14,306
Comprehensive income attributable to redeemable noncontrolling interest	—	—	—	2,392
Comprehensive income attributable to Cavco common stockholders	$6,538	$5,888	$17,830	$11,914

Net income per share attributable to Cavco common stockholders:
Basic	$0.75	$0.67	$2.02	$1.49
Diluted	$0.74	$0.66	$1.98	$1.47
Weighted average shares outstanding:
Basic	8,857,449	8,838,832	8,852,822	8,070,619
Diluted	9,016,585	8,991,672	9,015,536	8,183,126

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Net revenue:
Factory-built housing	$133,648	$126,294	$386,291	$366,349
Financial services	13,284	12,023	39,120	35,781
Total net revenue	$146,932	$138,317	$425,411	$402,130

Capital expenditures	$746	$839	$1,683	$1,617
Depreciation	$564	$641	$1,796	$1,929
Amortization of other intangibles	$345	$345	$1,034	$1,035

Factory-built homes sold:
by Company-owned retail sales centers	542	506	1,667	1,614
to independent retailers, builders, communities & developers	2,027	1,870	5,776	5,600
Total factory-built homes sold	2,569	2,376	7,443	7,214

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